45 First Avenue Waltham, MA 02451 781-466-6402 1 May 13, 2021 Fellow Tecogen Shareholders, I would like to share with you Tecogen’s vision for growth as we begin to put the COVID-19 pandemic behind us. 2020 was a challenging year by any measure, from the pandemic to a global recession and Tecogen was not immune to the slowdown in economic activity. Despite the challenges, we were able to achieve several important milestones in 2020 that form the basis of our larger vision for company growth. I will describe these accomplishments and provide some detail on our vision for growth that will support our drive towards profitable operations in 2021. This vision for growth includes strategic product development in our core cogeneration and chiller business and a roadmap for commercialization of our Ultera® emissions technology in both industrial and mobile engine markets. Board of Directors; Chief Accounting Officer First, I would like to provide an update regarding a change in the composition of our Board of Directors. On March 29, 2021, Deanna Petersen resigned from our Board of Directors after seven years of independent guidance and vision in order to focus on other professional commitments. We thank Deanna for her contributions to the company and for her agreement to remain available to our Board in a consulting capacity. On the same date the Board appointed Ralph Jenkins as a director of the Company. Mr. Jenkins is a retired partner at Ernst & Young LLP where he provided accounting related services for a diversified client base for 36 years until February 2016.

45 First Avenue Waltham, MA 02451 781-466-6402 2 I am also pleased to report that at the end of March 2021 the Board appointed Roger Deschenes as the company’s Chief Accounting Officer and Treasurer. Roger brings substantial accounting and financial reporting experience, and he will serve as the Company’s Principal Financial Officer. Because there have been no shareholder proposals or other business to be conducted at a stockholders meeting this year, we chose to save the costs related to proxy solicitation and will not be conducting a stockholders meeting this spring. Information regarding our directors and officers that we have included in our proxies in previous years has been included in our Form 10-K for the year ended December 31, 2020, filed with the SEC and available on our website. Company Overview Tecogen sells and maintains clean and efficient energy systems that reduce greenhouse gas emissions, provide significant operational savings and resiliency to grid outages. Our products fall into three categories: cogeneration, cooling and emissions systems. Our flagship InVerde® cogeneration product is designed to generate electricity and hot water to reduce energy costs. In the event of a power outage, the InVerde seamlessly switches to off-grid operation and continues powering the facility without interruption. Tecogen has deployed hundreds of these systems that can operate as microgrids, independent of grid operation. In 2019, Tecogen was ranked by Wood Mackenzie as the third largest provider in the United States in terms of number of operational microgrids. Our air conditioning and cooling products have the highest efficiency and lowest operating cost of

45 First Avenue Waltham, MA 02451 781-466-6402 3 any other equivalently sized system when heat recovery is used. We specialize in process cooling and critical applications such as hospitals, ice rinks, industrial and indoor cultivation. Tecogen has also developed a catalyst-based technology known as Ultera which is designed to reduce CO and NOx emissions from gasoline, natural gas, or propane engines to less than that of a fuel cell. With Ultera, engines can meet the most stringent air quality standards such as those in southern California. We are currently establishing partners and commercial milestones for broader applications of the Ultera technology in industrial and mobile applications. Our revenues are currently comprised of three revenues streams: product sales, services, and energy production. Our product revenue includes sales of cogeneration systems and engineered accessories, our chiller systems, our heat pumps and more recently, our industrial refrigeration product. Our services revenue is comprised of maintenance services and installation services, and our energy production revenue is from the sale of energy in the form of electricity, heat, hot water and cooling to our customers under long-term agreements. 2020 Review Looking back at 2020, while we faced unprecedented challenges due to the COVID-19 pandemic, our efforts to improve business practices across the company yielded improvements that resulted in significant and sustainable reductions to our operating expenses. The year over year expense reduction in operating expenses for the first quarters of 2020 and 2021 was $819 thousand or 21%, gains that we intend to carefully manage

45 First Avenue Waltham, MA 02451 781-466-6402 4 going forward. We also strengthened our balance sheet by reducing our receivable and unbilled revenue balances resulting in positive cash flows from operations for the year. The 2020 balance sheet was improved through a $1.9 million loan under the Paycheck Protection Program that was forgiven in full in Q1 2021. We also obtained a second $1.9 million loan in Q1 2021 under the Paycheck Protection Program. With regards to our product sales, while overall product revenues were down due to the COVID-19 pandemic, we developed new sales channels for our products including a Teaming Agreement with Ainsworth, a Toronto based company that provides high quality technical trade services, which established Tecogen as Ainsworth’s preferred CHP partner in Canada. We also established Manufacturers Representatives (Reps) for our Tecofrost® refrigeration product in key US geographies. This brings our Rep network to 24 Reps in the United States, Canada and Mexico for the Tecofrost and Tecochill® products. As the opportunity for gas cooling becomes more widespread due to increasing electric costs, Tecogen is expanding its network of Manufacturers Representatives to new geographies in North America. We also continued demonstrating the benefits of our Tecochill product for indoor grow facilities, with sales to three separate cannabis cultivation facilities in Massachusetts, Florida and New Jersey in 2020 and additional sales to two cannabis facilities in Massachusetts and New Jersey in Q1 of 2021. On the service side of the business, in 2020 we established our 11th factory service center, located in Toronto, Ontario. This came on the heels of an order for 26 InVerde systems at a housing development, which were delivered and commissioned at the end of 2020. The new service center

45 First Avenue Waltham, MA 02451 781-466-6402 5 will begin providing revenue to the company when the Canadian InVerde fleet becomes operational in the second half of 2021. Overall maintenance services revenue increased 3% year over year, and 12% in Q1 2021 compared to Q1 2020, despite the COVID-19 pandemic and is expected to continue to grow in 2021 as our fleet expands and the fleet in Ontario becomes fully operational. Our energy production revenues were adversely impacted by shutdowns related to COVID-19, with several facilities curtailing operations in 2020 and two hotel customers ceasing operations entirely. We anticipate some continued recovery of our energy production assets as facilities resume operations and expect to re-purpose equipment installed in facilities that have been permanently closed. 2020 saw progress on our Ultera emissions technology for both mobile and industrial applications. Our efforts to commercialize the Ultera technology for industrial engines resulted in a licensing agreement with Origin Engines in November 2020 to incorporate Ultera on engines in an agreed size range sold to customers in certain markets including oil and gas, power generation, lift trucks, forestry, and distributed energy systems. The agreement establishes sales milestones that we expect will create a royalty stream for Origin’s engines equipped with Ultera emissions control technology. We expanded our Ultera emissions intellectual property estate in 2020 through two additional patents relating to the use of our Ultera vehicle emissions reduction technology and by validating our core patent for Ultera emissions reduction technology in 19 EU countries.

45 First Avenue Waltham, MA 02451 781-466-6402 6 2021 and Beyond As we look forward to the rest of 2021, our goal of profitable operations remains our top priority. Our Q1 2021 earnings released today show Net Income of $1,766,707, and if we exclude the one-time benefit resulting from the forgiveness of our first PPP loan, we reached positive Adjusted EBITDA in the quarter. We are confident about steady increases in all our revenue segments, as well as additional advancement of our Ultera emissions technology. Our vision for the company beyond 2021 involves growing each of our three revenue segments strategically to match current and emerging energy policy in the United States and Canada. Product Advancements We have been advancing our cogeneration and chiller technology every year, with new product enhancements and features focused on increasing the energy and financial savings potential of our products. Our product development will continue in 2021 as we introduce new features and packages on all of our offerings. All of our products are factory equipped with the Ultera emissions system to provide near-zero emissions. Our product development road map is targeted at improving our strategic position in the market segments where we have a dominant position. In the cogeneration space, these are multi-family and institutional customers and in the cooling space, these are critical or process cooling and industrial refrigeration customers.

45 First Avenue Waltham, MA 02451 781-466-6402 7 Our InVerde e+® cogeneration system has several proprietary advantages including variable speed operation, CERTs microgrid capability and patented emission controls that offer compelling opportunities for cogeneration economics as well as additional grid support services, such as demand and frequency response programs. We recently introduced the Tecopack® 250 and the Tecopack 500 as a modular, drop in cogeneration system with all mechanical and electrical accessories included in a containerized package. This is especially convenient for operations that do not have available indoor space for mechanical equipment but have an outdoor area where the Tecopack can be installed. The Tecopack cogeneration plant can substantially reduce the time to install a cogeneration plant and can also be cost-effectively removed and repurposed. This is of particular benefit to our customers that provide energy as a service or are operating in buildings with a triple net lease where the tenant provides and can control the disposition of the equipment. Our Tecochill® chillers provide substantial savings in areas with expensive electricity as well as improved resiliency to grid supply issues. In summer, when electric rates are at their highest, natural gas pricing is “off- peak” and quite affordable, allowing Tecochill customers to avoid typically higher summertime “peak-usage” electric rates. The Tecochill solution also eliminates the need for additional 3-phase power the facility would need for cooling with electric chillers and the need for generators to back up the electric chillers. This is especially valued for facilities with high value products such as cannabis cultivation where the cost of backing up an electric cooling system with generators would be cost prohibitive.

45 First Avenue Waltham, MA 02451 781-466-6402 8 Tecogen also offers an air cooled (AC) Tecochill package in the 50- ton size range. Air cooled chillers are much more common for facilities with cooling loads under 500 tons and represent a significant market opportunity for Tecochill. We are currently evaluating the viability of a new AC Tecochill package that would take advantage of advances in compressor technologies and provide an option for buildings that do not have a cooling tower. We are currently evaluating different strategies for advancing this concept and are engaging with potential manufacturing and/or sales partners to arrange a product demonstration. We also anticipate further sales of our Tecofrost® refrigeration system. Applications for Tecofrost include cold storage, bottling operations, ice making, wineries and many industrial processes. The Tecofrost product offers similar reductions in operating costs as Tecochill, whereby low-cost natural gas replaces more expensive electric power while providing hot water at no additional cost for onsite processes. Ultera - Next Steps We expect significant activity for our Ultera technology program in 2021. The next step in our agreement with Origin Engines is to support their efforts to certify an engine with embedded Ultera technology. This will allow Origin Engines to begin offering a near-zero emission engine to its customers and help us expand the market for Ultera enabled engines. As a follow-up to our catalyst research project with SwRI (formerly the Southwest Research Institute) we funded a second phase with the institute to deliver a full-size prototype of an improved catalyst formulation for the Ultera second stage. Small scale prototypes of the formulation were

45 First Avenue Waltham, MA 02451 781-466-6402 9 fabricated and tested by SwRI in the program’s first phase, which concluded in December 2019. We will be evaluating the full-size catalyst later in 2021 in our engine test cell to confirm our expectations of enhanced performance and potential for reduced cost. In Q1 2021 we shipped our largest Ultera kits to a Southern California municipal water pumping station to be installed in two new 800 horsepower Caterpillar engines fueled by natural gas. We anticipate commissioning in late summer. Summary Tecogen is focused on capitalizing on the positive environment for clean and efficient solutions for energy production and distribution while addressing the need for increased resiliency to interruptions to the electric grid. We believe that our current cash position and overall balance sheet condition provides us with the flexibility to pursue our growth vision. On behalf of the entire Tecogen team, I would like to thank our shareholders for your ongoing confidence and support as we look forward to our vision of success in the future. Sincerely, Benjamin Locke, CEO